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[LOGO] DECHERT LLP

BOSTON        April 23, 2003

BRUSSELS      FFTW Funds, Inc.
              200 Park Avenue
FRANKFURT     New York, New York 10166

HARRISBURG    Re:      FFTW Funds, Inc.
                       (File Nos. 33-27896; 811-5796)
HARTFORD
              Dear Sirs:
LONDON
              We hereby consent to all references to our firm in
LUXEMBOURG    Post-Effective Amendment No. 31 to the Registration
              Statement of FFTW Funds, Inc. In giving such consent,
NEW YORK      however, we do not admit that we are within the category of persons whose consent is required by Section 7 of the
NEWPORT BEACH Securities Act of 1933, as amended, and the rules and regulations thereunder.
PARIS
              Very truly yours,
PHILADELPHIA
              /s/ Dechert LLP
PRINCETON
              Dechert LLP
SAN FRANCISCO

WASHINGTON


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